UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 1, 2005

(Date of earliest event reported)

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Experimental Station, Route 141 & Henry Clay Road, Building E336 Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

At the Annual Meeting of Stockholders of Incyte Corporation (the “Company”), held on June 1, 2005, the Company’s stockholders approved an increase in the number of shares of common stock authorized for issuance under the Company’s 1993 Directors’ Stock Option Plan (the “Plan”) by 400,000 shares, increasing the aggregate number of shares of the common stock authorized for issuance under the Plan to 1,500,000.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 1, 2005, the Company’s Board of Directors appointed Laurent Chardonnet, age 40, as the Company’s Vice President, Finance and Treasurer (Principal Accounting Officer). Mr. Chardonnet joined the Company in February 2004 as Vice President of Financial Planning and Analysis, and was promoted to Vice President, Finance in April 2005. From 2000 to 2004, Mr. Chardonnet served as Vice President, Finance of DrugAbuse Sciences, Inc., a privately held biotechnology company, and its Controller and Director of Finance from 1999 to 2000. Prior to 1999, Mr. Chardonnet held several positions at PricewaterhouseCoopers LLP, and served as Operations and Business Manager for Guerbet Biomedical in Paris, France. Prior to that, Mr. Chardonnet held various positions in finance and general management at Sanofi in Paris, France. Mr. Chardonnet received a business degree from the Institut Superieur de Gestion in Paris and an MBA from Vanderbilt University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCYTE CORPORATION

Date: June 6, 2005	By	/s/ PATRICIA A. SCHRECK
Patricia A. Schreck
Executive Vice President and General Counsel

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